Exhibit 10.1

Stock Exchange,
Debt Forgiveness

and

Intellectual Property Assignment

Agreement

This Stock Exchange, Debt Forgiveness and Intellectual Property Assignment Agreement (“Agreement”), dated as of October 1, 2017 (the “Effective Date”), is entered into by and among World Media & Technology Corp., a Nevada corporation (“WRMT” or the “Assignee”), Fabio Galdi, an Italian citizen (“FG”), and World Global Network Pte. Ltd., a limited private company incorporated in Singapore, and its wholly owned subsidiary, World Global Assets Pte. Ltd., a limited private company incorporated in Singapore (collectively, World Global Network Pte. Ltd., World Global Assets Pte. Ltd. and FG shall be referred to herein as “WGN” or the “Assignor”) (each a “Party” and altogether, the “Parties”).

RECITALS

Whereas, the Parties desire to amend and restructure certain of the business transactions between and among themselves on the terms and subject to the conditions set forth in this Agreement; and

Whereas, WRMT desires to issue 8,000,000 shares of WRMT’s common stock, par value $0.001 per share (“Common Stock”) to WGN, to transfer 350 ordinary shares of common stock of PayNovi Limited, an Irish corporation (the “PayNovi Shares”) to WGN and forgive the remaining outstanding balance ($1,140,506) owed by WGN for borrowed money in consideration for:

(i)	FG’s return to WRMT for cancellation the 100 shares of WRMT’s Series A Super Voting Preferred Stock held by FG,
(ii)	the forgiveness by FG of amounts owed by WRMT to FG for past services rendered in the aggregate amount of $150,000,
(iii)	WGN’s assignment and transfer to WRMT of all of its right, title and interest in and to certain Technology (as hereinafter defined), Intellectual Property (as hereinafter defined) and Intellectual Property Rights (as hereinafter defined), each as described on Exhibit A hereto
(iv)	WGN and FG agree not to source, promote or enter in to any agreement for any technology similar to the Technology from any supplier other than WRMT and
(v)	WGN’s agreement to terminate and forego its exclusive relationship with Quality Technology Industrial Co. Ltd. for the Technology and to purchase Helo Devices directly from WRMT upon the terms and subject to the conditions set forth in the Strategic Partner Master Sales and World Wide Distribution Agreement attached hereto as Exhibit B (the “Exclusive Distributor Agreement”).

Stock Exchange, Debt Forgiveness And

Intellectual Property Assignment

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Now, Therefore, in consideration of the premises and of the covenants, representations, warranties and agreements herein contained, the Parties have agreed as follows:

AGREEMENT

Section 1. Construction and Interpretation

1.1.        Principles of Construction.

(a)          All references to Articles, Sections, subsections, Schedules and Appendixes are to Articles, Sections, subsections, Schedules and Appendixes in or to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limiting and means “including without limitations.”

(b)          The Section headings herein are for convenience only and shall not affect the construction hereof.

(c)          This Agreement is the result of negotiations among the Parties and has been reviewed by each Party’s counsel. Accordingly, this Agreement shall not be construed against any Party merely because of such Party’s involvement in its preparation.

(d)          Wherever in this Agreement the intent so requires, reference to the neuter, masculine or feminine shall be deemed to include each of the other, and reference to either the singular or the plural shall be deemed to include the other.

1.2         Definitions. For purposes hereof, the following terms when used herein shall have the respective meaning set forth below.

“Assigned Property” means the property listed in Exhibit A and all Technology, Intellectual Property and Intellectual Property Rights forming a part of, embodied, in or necessary for use of the property.

Stock Exchange, Debt Forgiveness And

Intellectual Property Assignment

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“Intellectual Property” means all technology and intellectual property, regardless of form, including without limitation: published and unpublished works of authorship, including without limitation audiovisual works, collective works, computer programs, compilations, databases, derivative works, literary works, maskworks, and sound recordings (“Works of Authorship”); inventions and discoveries, including without limitation articles of manufacture, business methods, compositions of matter, improvements, machines, methods, and processes and new uses for any of the preceding items (“Inventions”); words, names, symbols, devices, designs, and other designations, and combinations of the preceding items, used to identify or distinguish a business, good, group, product, or service or to indicate a form of certification, including without limitation logos, product designs, and product features (“Trademarks”); and information that is not generally known or readily ascertainable through proper means, whether tangible or intangible, including without limitation algorithms, customer lists, ideas, designs, formulas, know-how, methods, processes, programs, prototypes, systems, and techniques (“Confidential Information”).

“Intellectual Property Rights” means all rights in, arising out of, or associated with Intellectual Property in any jurisdiction, including without limitation: rights in, arising out of, or associated with Works of Authorship, including without limitation rights in maskworks and databases and rights granted under the Copyright Act (“Copyrights”); rights in, arising out of, or associated with Inventions, including without limitation rights granted under the Patent Act (“Patent Rights”); rights in, arising out of, or associated with Trademarks, including without limitation rights granted under the Lanham Act (“Trademark Rights”); rights in, arising out of, or associated with Confidential Information, including without limitation rights granted under the Uniform Trade Secrets Act (“Trade Secret Rights”); rights in, arising out of, or associated with a person’s name, voice, signature, photograph, or likeness, including without limitation rights of personality, privacy, and publicity (“Personality Rights”); rights of attribution and integrity and other moral rights of an author (“Moral Rights”); and rights in, arising out of, or associated with domain names (“Domain Name Rights”).

“Lien” means any mortgage, charge, adverse right or claim, lien, lease, option, pledge, security interest, deed of trust, right of first refusal, easement, encumbrance, servitude, proxy, voting trust or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Technology” means any and all technical information, Software, specifications, drawings, records, documentation, works of authorship or other creative works, ideas, knowledge, know-how, trade secrets invention disclosures or other data including works subject to Copyrights and maskworks (but does not include Trademarks or Patents.

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Section 2. The Transaction

2.1.        Consideration. WRMT hereby agrees to issue Eight Million (8,000,000) shares of restricted Common Stock (the “Acquired Shares”) to WGN in reliance on the representations and warranties contained herein, WRMT agrees to transfer the PayNovi Shares to WGN, and WRMT hereby agrees to forgive the total remaining outstanding balance of $1,140,506 due from WGN, subject to the terms and conditions of this Agreement, and in exchange,

i)           FG agrees to return to WRMT for cancellation the 100 shares of WRMT Series A Super Voting Preferred Stock held by FG,

ii)          FG agrees to forgive amounts owed by WRMT to FG for past services rendered in the aggregate amount of $150,000,

iii)         WGN agrees to assign and transfer all of its right, title and interest in and to the Assigned Property to WRMT

iv)         WGN and FG agree not to source, promote or enter in to any agreement for any technology similar to the Technology from any supplier other than WRMT, and

v)          WGN agrees to terminate and forego its exclusive relationship with Quality Technology Industrial Co. Ltd. (“QTI”) and purchase Helo Devices directly from WRMT upon the terms and subject to the conditions set forth in the Exclusive Distributor Agreement attached hereto as Exhibit B.

2.2.        Return of WRMT Series A Super Voting Preferred Stock; Issuance of WRMT Common Stock. On the Effective Date, simultaneously with the return to WRMT by FG of the 100 shares of WRMT Series A Super Voting Preferred Stock held by FG, which shares shall be duly endorsed for transfer to WRMT with executed stock powers and a medallion guaranteed attached, WRMT shall issue to WGN 8,000,000 shares of WRMT restricted Common Stock and WRMT shall transfer the PayNovi Shares to WGN. WGN shall provide written notice to WRMT no later than two business days prior to the Effective Date of the names and share amounts in which the certificates representing the Acquired Shares shall be issued on the Effective Date.

2.3.        Debt Forgiveness. Immediately upon the Effective Date, WRMT hereby forgives $1,140,506, the total amount currently due and outstanding from WGN forgives $150,000, the total amount currently owed from WRMT to FG for past services rendered.

Stock Exchange, Debt Forgiveness And

Intellectual Property Assignment

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2.4         Property Assignment. Assignor hereby perpetually, irrevocably, and unconditionally assigns, transfers, and conveys to Assignee and its successors and assigns, all of Assignor’s right, title, and interest in and to the Assigned Property. Assignor further perpetually, irrevocably, and unconditionally assigns, transfers, and conveys to Assignee and its successors and assigns all claims for past, present and future infringement or misappropriation of the Intellectual Property Rights included in the Assigned Property, including all rights to sue for and to receive and recover all profits and damages accruing from an infringement misappropriation prior to the Effective Date as well as the right to grant releases for past infringements. Assignor hereby waives and agrees not to enforce all Moral Rights and all Personality Rights that Assignor may have in the Assigned Property. On the Effective Date, WRMT shall exclusively own all right, title, and interest in and to the Assigned Property.

2.5         Confidentiality. Assignor agrees that it shall not use any Confidential Information assigned as part of the Assigned Property except with the permission of Assignee for the benefit of Assignee. Assignor agrees that it shall not disclose any Confidential Information to third parties. Assignor agrees to take reasonable steps to maintain the confidentiality and secrecy of such Confidential Information and to prevent the unauthorized use or disclosure of such Confidential Information. Any breach of these restrictions will cause irreparable harm to Assignee and will entitle Assignee to injunctive relief in addition to all applicable legal remedies.

2.6         Exclusive Distributor. On the Effective Date (i) WGN shall terminate all of its Helo Device related supplier/manufacturing/distributor and licensing agreements, written or otherwise, with QTI effective as of midnight on September 30, 2017 (the “Transfer Time”) and (ii) WRMT and WGN shall execute and deliver the Exclusive Distributor Agreement,. As of the Transfer Time, WGN shall no longer purchase any Helo Devices directly from QTI or any technology similar to the Technology from any party other than WRMT. Instead, as of the Transfer Time WGN shall purchase all Helo Devices exclusively from WRMT upon price and other terms set forth in Exhibit B. At the Transfer Time WGN hereby agrees that all of WGN’s rights to Helo Device stock, components in assembly, raw materials and manufacturing moulds located at QTI’s facilities shall be assigned, transferred to and owned by WRMT.

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Section 3. Representations and Warranties

3.1.        Representations and Warranties of WRMT. WRMT hereby makes the following representations and warranties to WGN:

3.1.1      WRMT is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada. WRMT has the full right and all necessary corporate power and authority to conduct its business as it is presently being conducted and to execute and deliver this Agreement and the Exclusive Distributor Agreement and each instrument required to be executed and delivered by it in connection herewith and therewith and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Copies of the Articles of Incorporation and Bylaws of WRMT, and all amendments thereto, heretofore delivered to WGN are accurate and complete as of the date hereof.

3.1.2      The execution, delivery and performance of this Agreement and the Exclusive Distributor Agreement by WRMT and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of WRMT, and no other corporate proceedings on the part of WRMT are necessary to authorize this Agreement, the Exclusive Distributor Agreementor any instrument required to be executed and delivered by it in connection therewith on or prior to the Effective Date or the consummation of the transactions contemplated hereby. Each of this Agreement and the Exclusive Distributor Agreement has been duly authorized, executed and delivered by WRMT and constitutes, a valid and binding obligation of WRMT enforceable against WRMT in accordance with its terms.

3.1.3      WRMT has full corporate power to issue and deliver the Acquired Shares to WGN in accordance with the terms of this Agreement and the issuance of the Acquired Shares in accordance with the terms of this Agreement has been duly authorized by the Board of Directors of WRMT. When issued in accordance with the terms of this Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and free and clear of all liens, encumbrances and restrictions on transfer other than those restrictions on transfer under the Securities Act of 1933, as amended and any applicable state securities laws.

3.1.4      The authorized capitalization of WRMT consists of 75,000,000 shares of Common Stock, and 10,000 shares of preferred stock, $0.001 par value per share. Immediately prior to the Effective Date there were issued and outstanding 28,722,244 shares of Common Stock and 100 shares of Series A Super Voting Preferred Stock.

3.1.5      As of the Effective Date, the Note being forgiven by WRMT hereunder has not been sold, assigned or repaid, and there is a $1,140,506 balance due on the Note, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description.

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3.1.6      As of the Effective Date, WRMT is the sole record holder and sole beneficial owner of the PayNovi Shares and has full corporate power to transfer and deliver the PayNovi Shares to WGN in accordance with the terms of this Agreement and this transfer has been duly authorized by the Board of Directors of WRMT. WRMT has good and valid title to the PayNovi Shares free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the PayNovi Shares to WGN. No person has any preemptive right or right of first refusal with respect to any of the PayNovi Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the PayNovi Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the PayNovi Shares.

3.2.        Representations and Warranties of FG. FG hereby makes the following representations and warranties to WRMT:

3.2.1      Title to the Shares. FG is the sole record holder and sole beneficial owner of 100 shares of Series A Super Voting Preferred Stock of WRMT (the “Shares”). FG has good and valid title to the Shares free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the Shares to WRMT. No person has any preemptive right or right of first refusal with respect to any of the Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the Shares. The delivery to WRMT of certificates evidencing the transfer of the Shares pursuant to the provisions of this Agreement will transfer to WRMT good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind.

3.2.2      The $150,000 amount being forgiven by FG hereunder has not been sold, assigned or repaid and is the total balance currently due to FG as of the Effective Date. FG hereby releases, waives and forever discharges, individually and collectively, WRMT and its current or former officers, directors, employees, agents, affiliates, predecessors, successors, assigns, subsidiaries and all persons acting through or with them (hereinafter collectively referred to as the “Releases”), from any and all claims, rights, demands, liabilities, causes of action, losses, counterclaims, obligations, third party claims, costs or expenses (including attorneys’ fees) of any kind whatsoever, known or unknown, fixed or contingent, suspected or unsuspected, that FG may now have or has ever had against the Releases.

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3.3         Representations and Warranties of WGN. WGN hereby makes the following representations and warranties to WRMT:

3.3.1      WGN has the requisite corporate power and authority to enter into and perform this Agreement and the Exclusive Distributor Agreement, to assign the Intellectual Property and to purchase the Acquired Shares and the PayNovi Shares being sold and transferred to it hereunder. The execution, delivery and performance of this Agreement and the Exclusive Distributor Agreement, by WGN and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of WGN is required. Each of this Agreement and the Exclusive Distributor Agreement has been duly authorized, executed and delivered by WGN and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of WGN enforceable against WGN in accordance with the terms thereof.

3.3.2      WGN represents and warrants to Assignee that: Assignor exclusively owns all right, title, and interest in and to the Assigned Property; Assignor has not granted, other than to QTI, which rights shall be terminated and regranted by WRMT pursuant to Section 2.5 above, and will not grant any licenses or other rights to the Assigned Property to any third party; the Assigned Property is free of any liens, encumbrances, security interests, and restrictions on transfer; to Assignor’s knowledge, the Intellectual Property that is assigned as part of the Assigned Property does not infringe Intellectual Property Rights of any third party; and there are no legal actions, investigations, claims, or proceedings pending or threatened relating to the Assigned Property.

3.3.3      Each of WGN and FG is, and will be at the time of the execution of this Agreement, a “accredited investor”, as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable WGN and FG to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Neither WGN nor FG is a “U.S. Person” as defined in Rule 902 of Regulation S promulgated under the Securities Act. WGN was not organized under the laws of any United States jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act. At the time the purchase order for this transaction was originated, each of WGN and FG was outside the United States. Each of WGN and FG has the authority and is duly and legally qualified to purchase and own the Acquired Shares. Each of FG and WGN is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding each of FG WGN is accurate.

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3.3.4      On the Effective Date, WGN will acquire the Acquired Shares and the PayNovi Shares pursuant to the terms of this Agreement for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof. In making the decision to purchase the Acquired Shares and the PayNovi Shares, each of WGN and FG, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Each of WGN and FG is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering and sale of the Acquired Shares and has had full access to such other information concerning the Company as WGN or FG has requested

3.3.5      No Public Market. Each of FG and WGN understands that there is no public market for the Acquired Shares or the PayNovi Shares and that no market may develop. Each of FG and WGN understands and acknowledges that WRMT is not under any obligation to register the Acquired Shares or the PayNovi Shares under the Securities Act or any state securities or “blue sky” laws. Each of FG and WGN acknowledges that at such time, if ever, as the Acquired Shares and/or the PayNovi Shares are registered, sales of such securities will be subject to state securities laws, and that any sales must comply in all respects with all applicable state securities laws, which may require any securities sold in such state to be sold through a registered broker-dealer or in reliance upon an exemption from registration.

Each of FG and WGN understands and agrees that the Acquired Shares and the PayNovi Shares have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance or transfer, as the case may be, in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of WGN and FG contained herein), and that such Acquired Shares and PayNovi Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.

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3.3.6      The Acquired Shares and the PayNovi Shares shall each bear the following or similar legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATIONS S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

3.3.7      The offer to issue the Acquired Shares was directly communicated to WGN. WGN is not purchasing the Acquired Shares or the PayNovi Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

3.3.8      Each of FG and WGN represents that the foregoing representations and warranties are true and correct as of the date hereof and agrees to indemnify WRMT of any misrepresentation upon which WRMT reasonably relies upon for the transactions contemplated in this Agreement. Unless WGN otherwise notifies WRMT prior to the Effective Date, the foregoing representations and warranties shall be true and correct as of the Effective Date.

Stock Exchange, Debt Forgiveness And

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Section 4. Miscellaneous

4.1.        Assistance. Assignor will take all action and execute all documents as Assignee may reasonably request to effectuate the transfer of the Assigned Property and the vesting of complete and exclusive ownership of the Assigned Property in Assignee. In addition, Assignor will, at the request and sole cost and expense of Assignee, but without additional compensation, promptly sign, execute, make, and do all such deeds, documents, acts, and things as Assignee may reasonably require:

(a)          to apply for, obtain, register, maintain and vest in the name of Assignee alone (unless Assignee otherwise directs) Intellectual Property Rights protection relating to any or all of the Assigned Property in any country throughout the world, and when so obtained or vested, to renew and restore the same;

(b)          to defend any judicial, opposition, or other proceedings in respect of such applications and any judicial, opposition, or other proceedings or petitions or applications for revocation of such Intellectual Property Rights; and

(c)          to assist Assignee with the defense and enforcement of its rights in any registrations issuing from such applications and in all Intellectual Property Rights protection in the Intellectual Property.

4.2         Power of Attorney. If at any time Assignee is unable, for any reason, to secure Assignor’s signature on any letters patent, copyright, or trademark assignments or applications for registrations, or other documents or filings pertaining to any or all of the Assigned Property, whether because of Assignor’s unwillingness, or for any other reason whatsoever, Assignor hereby irrevocably designates and appoints Assignee and its duly authorized officers and agents as its agents and attorneys-in-fact, to act for and on its behalf and stead to execute and file any and all such applications, registrations, and other documents and to do all other lawfully permitted acts to further the prosecution thereon with the same legal force and effect as if executed by Assignor.

4.3         Indemnification of WGN. WRMT hereby agrees to defend, indemnify, and hold harmless WGN, and WGN’s officers, directors, shareholders, successors, and assigns, from and against all losses, liabilities, and costs including, without limitation, reasonable attorneys’ fees, expenses, penalties, judgments, claims and demands of every kind and character that WGN, its officers, directors, shareholders, successors, and assigns may incur, suffer, or be required to pay arising out of, based upon, or by reason of:

(i)          any of the representations or warranties made by WRMT herein being untrue or incorrect at the time such representation or warranty was made; and

(ii)         any breach or non-performance by WRMT of any of its covenants, agreements or obligations under, this Agreement or the Exclusive Distributor Agreement.

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4.4         Indemnification of WRMT. WGN hereby agrees to defend, indemnify, and hold harmless WRMT, and WRMT’s officers, directors, shareholders, successors, and assigns, from and against all losses, liabilities, and costs including, without limitation, reasonable attorneys’ fees, expenses, penalties, judgments, claims and demands of every kind and character that WRMT, its officers, directors, shareholders, successors, and assigns may incur, suffer, or be required to pay arising out of, based upon, or by reason of:

(i)          any of the representations, covenants, or warranties made by WGN herein being untrue or incorrect at the time such representation or warranty was made;

(iii)        any breach, default or non-performance by WGN of any of its covenants, agreements or obligations under this Agreement or the Exclusive Distributor Agreement; or

(iv)        any use by WGN, its officers, directors, shareholders, employees or consultants of the Assigned Property prior to the date of this Agreement.

4.5         Conduct of Claims.

(i)          Whenever a claim for indemnification shall arise under this Section as a result of a third party claim, the party seeking indemnification (the “Indemnified Party”), shall notify the party from whom such indemnification is sought (the “Indemnifying Party”) in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail; provided, that the Indemnified Party shall not be foreclosed by any failure to provide timely notice of the existence of a third party claim to the Indemnifying Party except to the extent that the Indemnifying Party has been materially prejudiced as a direct result of such delay;

(ii)         Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

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(iii)         No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

4.6         Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the Parties hereto shall survive the Effective Date and remain in full force and effect without limitation as to time, and the period during which a claim for indemnification may be asserted in connection therewith shall continue for the duration of the applicable statutes of limitation.

4.7         Disclosure. Except to comply with applicable securities laws and regulations, each of FG and WGN agrees that he or it will not make any public comments, statements, or communications with respect to, or otherwise disclose the execution of this Agreement or the Exclusive Distributor Agreement or the terms and conditions of the transactions contemplated by this Agreement or the Exclusive Distributor Agreement without the prior written consent of WRMT, which consent shall not be unreasonably withheld.

4.8         Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by overnight registered mail, postage prepaid, addressed as follows:

If to World Media & Technology Corp.:

Attn: Seán McVeigh

600 Brickell Ave., Suite 1775

Miami, FL 33131

If to World Global Network Pte. Ltd.:

Attn: Fabio Galdi

6 Battery Road, #27-03

Singapore 049909

Or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered or sent by facsimile.

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4.9.        Parties in Interest. This Agreement may not be transferred, assigned or pledged by any Party hereto, other than by operation of law without the prior written consent of the other Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

4.10.      Entire Agreement. This Agreement and the other documents referred to herein contain the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement shall supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated herein.

4.11.      Amendments. This Agreement may not be amended or modified orally, but only by an agreement in writing signed by all of the Parties.

4.12       Time is of Essence. With regard to all dates and time periods set forth in this Agreement, time of is of essence.

4.13.      Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

4.14.      Counterparts. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier, PDF or facsimile transmission, any one of which shall constitute an original of this Agreement. When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The Parties agree that all such signatures may be transferred to a single document upon the request of any Party.

4.15       Remedies Cumulative. Any and all remedies set forth in this Agreement: (i) shall be in addition to any and all other remedies the Parties may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as each of the Parties may elect. The exercise of any remedy by any Party shall not be deemed an election of remedies or preclude such Party from exercising any other remedies in the future. The prevailing Party in any Related Proceeding shall be entitled to recover his or its reasonable attorneys’ fees and costs (including experts’ and witness fees and costs) from the unsuccessful Party.

4.16       Injunctive Relief. A breach of this Agreement may result in irreparable harm to Assignee and a remedy at law for any such breach will be inadequate, and in recognition thereof, Assignee will be entitled to injunctive and other equitable relief to prevent any breach or the threat of any breach of this Agreement by Assignor without showing or proving actual damages.

Stock Exchange, Debt Forgiveness And

Intellectual Property Assignment

Agreement

4.17       Governing Law. Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The seat, or legal place, of arbitration shall be the State of New York, United States. The language to be used in the arbitration shall be English. The governing law of the contract shall be the substantive law of New York, United States.

***Signature page follows***

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Intellectual Property Assignment

Agreement

In Witness Whereof, each of the Parties hereto has caused its/his name to be hereunto subscribed as of the day and year first above written.

WRMT:

World Media & Technology Corp.

By:	/s/ Seán McVeigh
Name: Seán McVeigh
Title: Chief Executive Officer

WGN:

World Global Network Pte. Ltd.

By:	/s/ Gabriele Galdi

Name:	Gabriele Galdi

Title:	Director

World Global Assets Pte. Ltd.

By:	/s/ Fabio Galdi

Name:	Fabio Galdi

Title:	Director

FG:

By:	/s/ Fabio Galdi

Name:	Fabio Galdi

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Intellectual Property Assignment

Agreement

EXHIBIT A

PROPERTY

All of the Technology, Intellectual Property and Intellectual Property Rights related to all prior and current versions of certain wearable devices known as Helo (“Helo Devices”), both in production and in development, including but not limited to the following elements:

1)	Computer Software –
a)	Glucose sensor/glucose algorithm assignment;
b)	Alcohol sensor integration into Helo wearable device (Everything other than Giner’s portion of ownership);
c)	Mosquito shield.
d)	Blood oxygenation

2)	Computer Hardware –
a)	Helo Classic
b)	Helo LX
c)	Helo LX plus ;

See attached spec sheet

d)	Helo AI

See spec sheet attached

3)	The following Trademarks and Logos
a.	Helo
b.	Life Sensing Technology
c.	Wor(l)d

4)	License to access/use the Application Programming Interface (API)
a.	See attached API Platform License Agreement

5)	The following domain names:
a.	Heloappstore.com
i.	Including all rights to run the app store
b.	Worldmediatechnology.com
i.	Including all rights to run this website
c.	Smartbands.com
i.	Including all rights to run this website

See attached Domain Name Assignment Agreement

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EXHIBIT B

Strategic Partner Master Sales and World Wide Distribution Agreement

[to be inserted]